Exhibit 99.1

T2 Biosystems Announces Preliminary Third Quarter 2023 Financial Results and Business Updates

Received FDA 510(k) clearance for the T2Biothreat Panel and significantly strengthened balance sheet

LEXINGTON, Mass., October 12, 2023 (GLOBE NEWSWIRE)—T2 Biosystems, Inc. (NASDAQ:TTOO) (the “Company”), a leader in the rapid detection of sepsis-causing pathogens and antibiotic resistance genes, today announced preliminary unaudited financial results for the third quarter ended September 30, 2023 and business updates.

Recent Financial and Operational Highlights

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Achieved preliminary third quarter 2023 total revenue of $1.5 million, comprised entirely of product revenue, a decrease of 60% compared to the prior year period, primarily due to a $1.0 million reduction in BARDA revenue.

•	Achieved sepsis test panel revenue of $1.1 million, a decrease of 31% compared to the prior year period, primarily due to ending the third quarter with a sepsis test backorder of $380,000.

•	Executed contracts for 5 T2Dx Instruments during the third quarter, including 2 in the U.S. and 3 internationally.

•	Completed installation for all seven initial T2Dx® Instruments sold under a multi-year contract with a European distributor for T2Dx Instruments and sepsis test panels for Poland.

•	Strengthened balance sheet by converting $10.0 million, or approximately 20%, of term loan debt with CRG Servicing LLC in exchange for shares of T2 Biosystems equity.

•	Cash and cash equivalents totaled $24.3 million as of September 30, 2023, and the Company raised an additional $21.9 million in net proceeds through ATM sales during the third quarter.

Recent Pipeline and Clinical Highlights

•	Received FDA 510(k) clearance for the T2Biothreat™ Panel, a direct-from-blood diagnostic test; only FDA-cleared multi-target biothreat test developed/manufactured by a U.S. owned company.

•	Received FDA Breakthrough Device designation for Candida auris test, a direct-from-blood molecular diagnostic test, marking the third T2 Biosystems’ product to receive this designation.

•	Advanced the T2Resistance Panel toward FDA 510(k) submission, which we expect to occur during the first quarter of 2024.

•	Filed FDA 510(k) submission to expand the FDA-cleared T2Bacteria® Panel to include the detection of Acinetobacter baumannii.

•	The Company’s milestone-based product development contract with BARDA ended on September 15, 2023, upon the completion of Option 3.

“Our third quarter results were highlighted by the receipt of FDA 510(k) clearance for the T2Biothreat Panel and 510(k) submission to add Acinetobacter baumannii detection to the FDA-cleared T2Bacteria Panel, which are both intended to create growth opportunities by expanding the test menu on our FDA-cleared T2Dx Instrument,” stated John Sperzel, Chairman and CEO of T2 Biosystems. “Operationally, we have taken aggressive measures to address the sepsis test backorder, we have significantly improved our balance sheet by raising capital and by reducing our debt, and we have taken steps to maintain our Nasdaq listing, all of which will allow the Company to further advance our corporate priorities.”

Preliminary Third Quarter 2023 Financial Results

Total revenue for the third quarter of 2023 was $1.5 million, comprised entirely of product sales, a 60% decrease compared to $3.7 million in the prior year period, driven by a $1.0 million reduction in BARDA revenue, a $0.4 million sepsis test backorder, a $0.3 million reduction in international T2Dx Instrument sales, and a $0.3 million reduction in COVID-19 test sales.

Cash and cash equivalents totaled $24.3 million as of September 30, 2023. The Company raised $21.9 million in net proceeds through ATM sales in the third quarter of 2023 and on July 6, 2023, converted $10 million, or approximately 20%, of its term loan into equity.

The Company’s third quarter 2023 financial results are preliminary and are subject to the completion of the review of the Company’s third quarter 2023 financial statements. Complete third quarter 2023 financial results will be announced in November.

Updated 2023 Financial Outlook

The Company expects fourth quarter sepsis and related product revenue of $2.4 million, representing a sequential quarterly increase of 60% compared to the third quarter of 2023. As a result of the sepsis test backorder, the Company now expects full year total sepsis and related product revenue of $7.5 million, representing a decline of 10% compared to 2022.

Nasdaq Listing Status

The Company regained compliance with Nasdaq market value of listed securities of $35 million on July 6, 2023 and today effected a 1 for 100 reverse stock split intended to regain compliance with Nasdaq minimum bid price rule.

Webcast and Conference Call Information

The Company’s management team will host a conference call today, October 12, 2023, beginning at 4:30 pm ET. Investors interested in listening to the call may do so by dialing 888-506-0062 for domestic callers or 973-528-0011 for International callers and using conference ID 505931 approximately five minutes prior to the start time. A live and recorded webcast of the call will be available on the “Investors” section of the Company’s website at www.t2biosystems.com.

About T2 Biosystems

T2 Biosystems, a leader in the rapid detection of sepsis-causing pathogens and antibiotic resistance genes, is dedicated to improving patient care and reducing the cost of care by helping clinicians effectively treat patients faster than ever before. T2 Biosystems’ products include the T2Dx® Instrument, the T2Bacteria® Panel, the T2Candida® Panel, the T2Resistance® Panel, the T2Biothreat™ Panel, and the T2SARS-CoV-2™ Panel and are powered by the proprietary T2 Magnetic Resonance (T2MR®) technology. T2 Biosystems has an active pipeline of future products, including the expanded T2Bacteria Panel to add Acinetobacter baumannii, the Candida auris test, and the T2Lyme™ Panel, as well as next-generation products for the detection of bacterial and fungal pathogens and associated antimicrobial resistance markers. For more information, please visit www.t2biosystems.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding our growth opportunities as a result of the receipt of FDA 510(k) clearance for the T2Biothreat Panel and 510(k) submission to add Acinetobacter baumannii detection to the FDA-cleared T2Bacteria Panel, maintenance of our Nasdaq listing, our market opportunity, revenue results and cash balance, financial outlook, instrument contracts, timing of completing clinical trials and filing of an FDA submission, product demand, commitments or opportunities, and growth expectations or targets, as well as statements that include the words “expect,” “may,” “should,” “anticipate,” and similar statements of a future or forward looking nature. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, (i) any inability to (a) realize anticipated benefits from commitments, contracts or products; (b) successfully execute strategic priorities; (c) bring products to market; (d) expand product usage or adoption; (e) obtain customer testimonials; (f) accurately predict growth assumptions; (g) realize anticipated revenues; (h) incur expected levels of operating expenses; or (i) increase the number of high-risk patients at customer facilities; (ii) failure of early data to predict eventual outcomes; (iii) failure to make or obtain anticipated FDA filings or clearances within expected time frames or at all; (iv) failure to regain and maintain compliance with Nasdaq listing requirements and receipt of shareholder approval at our upcoming annual meeting of a reverse stock split; or (v) the factors discussed under Item 1A. “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the U.S. Securities and Exchange Commission, or SEC, on March 31, 2023, and other filings the Company makes with the SEC from time to time, including our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. These and other important factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While the Company may elect to update such forward-looking statements at some point in the future, unless required by law, it disclaims any obligation to do so, even if subsequent events cause its views to change. Thus, no one should assume that the Company’s silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this press release.

Investor Contact:

Philip Trip Taylor, Gilmartin Group

ir@T2Biosystems.com

415-937-5406